Exhibit 99.1

Cadre Holdings Reports Second Quarter 2025 Financial Results

Increased Quarterly Net Sales 9% and Gross Profit 10% Year-Over-Year

Continued Strong Demand Trends for Mission Critical Safety Equipment

JACKSONVILLE, Fla., August 5, 2025 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “Company”), a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets, announced today its consolidated operating results for the three and six months ended June 30, 2025.

●	Net sales of $157.1 million for the second quarter; net sales of $287.2 million for the six months ended June 30, 2025.
●	Gross profit margin of 40.9% for the second quarter; gross profit margin of 41.9% for the six months ended June 30, 2025.
●	Net income of $12.2 million, or $0.30 per diluted share, for the second quarter; net income of $21.5 million, or $0.52 per diluted share, for the six months ended June 30, 2025.
●	Adjusted EBITDA of $27.0 million for the second quarter; Adjusted EBITDA of $47.5 million for the six months ended June 30, 2025.
●	Adjusted EBITDA margin of 17.2% for the second quarter; Adjusted EBITDA margin of 16.5% for the six months ended June 30, 2025.
●	Declared quarterly cash dividend of $0.095 per share in July 2025.

“We delivered strong revenue growth and profitability in the second quarter, despite a fluid macro environment, which underscores the positive demand trends we continue to see for Cadre’s best-in-class safety products across our law enforcement, first responder, military and nuclear categories,” said Warren Kanders, CEO and Chairman. “Revenue and gross profit increased year-over-year by 9% and 10%, respectively. We remain confident that the combination of Cadre’s track record of superior execution, resilience in the face of economic, political, geopolitical and other cycles, as well as our disciplined approach to capital allocation, will continue to drive strong results moving forward.”

Mr. Kanders added, “After completing the acquisition of multiple leading, niche global nuclear brands from Carr’s Group in the second quarter, we are excited about the momentum in our nuclear safety business and opportunities to deepen our exposure to this attractive market segment. Today, the primary drivers of growth are related to significant environmental cleanup needs and expanding national defense programs, with the global upswing in nuclear power creating even greater demand for our suite of safety products and services in the future.”

Mr. Kanders concluded, “As we consider the Company’s 2025 outlook, we have seen the timing of large opportunities shift more than in prior years, but we believe we are well positioned to continue to leverage our strong brands and drive growth over the long term. We expect our team's steadfast commitment to the Company’s life-saving mission, constant innovation, and the principles of the Cadre operating model will drive superior performance. Additionally, with cash on the balance sheet of $137 million and undrawn revolver capacity of $175 million, Cadre is well positioned to capitalize on meaningful organic and inorganic growth opportunities ahead.”

Second Quarter and Six-Month 2025 Operating Results

For the quarter ended June 30, 2025, Cadre generated net sales of $157.1 million, as compared to $144.3 million for the quarter ended June 30, 2024. This increase was primarily a result of recent acquisitions.

For the six months ended June 30, 2025, Cadre generated net sales of $287.2 million, as compared to $282.2 million for the six months ended June 30, 2024, also mainly driven by recent acquisitions, as well as strong demand for nuclear safety and duty gear products, partially offset by large order shipment timing for explosive ordnance disposal (“EOD”) and armor products.

For the quarter ended June 30, 2025, Cadre generated gross profit of $64.2 million, as compared to $58.7 million for the quarter ended June 30, 2024. For the six months ended June 30, 2025, Cadre generated gross profit of $120.4 million, as compared to $116.3 million for the prior year period.

Gross profit margin was 40.9% for the quarter ended June 30, 2025, as compared to 40.6% for the quarter ended June 30, 2024, mainly driven by favorable pricing and product mix, the absence of inventory step-up amortization, and exchange rate favorability. Gross profit margin was 41.9% for the six months ended June 30, 2025, as compared to 41.2% for the prior year period.

Net income was $12.2 million for the quarter ended June 30, 2025, as compared to net income of $12.6 million for the quarter ended June 30, 2024. The decrease resulted primarily as a result of acquisition related costs offset by foreign exchange.

Net income was $21.5 million for the six months ended June 30, 2025, as compared to net income of $19.5 million for the prior year period, also primarily as a result of foreign exchange offset by interest expense.

Cadre generated $27.0 million of Adjusted EBITDA for the quarter ended June 30, 2025, as compared to $28.3 million for the quarter ended June 30, 2024. Adjusted EBITDA margin was 17.2% for the quarter ended June 30, 2025, as compared to 19.6% for the prior year period.

Cadre generated $47.5 million of Adjusted EBITDA for the six months ended June 30, 2025, as compared to $52.8 million for the prior period. Adjusted EBITDA margin was 16.5% for the six months ended June 30, 2024, as compared to 18.7% for the prior year period.

Product segment gross margin was 41.7% and 42.9% for the second quarter and first half of 2025, respectively, compared to 41.1% and 42.0% for the prior year periods.

Distribution segment gross margin was 23.1% and 22.3% for the second quarter and first half of 2025, respectively, compared to 22.9% and 23.2% for the prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $12.5 million from $124.9 million as of December 31, 2024 to $137.5 million as of June 30, 2025.
●	Total debt increased by $91.9 million from $223.2 million as of December 31, 2024 to $315.2 million as of June 30, 2025.
●	Net debt (total debt net of cash and cash equivalents) increased by $79.4 million from $98.3 million as of December 31, 2024 to $177.7 million as of June 30, 2025.
●	Capital expenditures totaled $1.3 million for the second quarter and $2.7 million for the six months ended June 30, 2025, compared with $2.1 million for the second quarter and $3.4 million for the six months ended June 30, 2024.

Dividend

On July 22, 2025, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.095 per share, or $0.38 per share on an annualized basis. Cadre's dividend payment will be made on August 15, 2025 to shareholders of record as of the close of business on the record date of August 1, 2025. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2025 Outlook

For the full year 2025, Cadre expects to generate net sales in the range of $624 million to $630 million and Adjusted EBITDA in the range of $112 million and $116 million. We expect capital expenditures to be in the range of $7 million to $8 million. These ranges reflect our updated expectations around the timing of orders and do not incorporate impacts from the new tariffs announced July 31st and expected to be effective in August. Cadre has not provided net income guidance due to the inherent difficulty of forecasting certain types of expenses and gains, which affect net income but not Adjusted EBITDA. Therefore, we do not provide a reconciliation of Adjusted EBITDA guidance to net income guidance.

Conference Call

Management will host a conference call on Wednesday, August 6, 2025, at 10:00 a.m. EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (800)-715-9871 and the dial-in number for international callers is 646-307-1963. The access code for all callers is 9511718. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through August 20, 2025. To access the replay, please dial 800-770-2030 in the U.S. or +1-609-800-9909 if outside the U.S., and then enter the access code 9511718.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin and (iv) last twelve months adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the fiscal year 2025 to net income for the fiscal year 2025, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$137,469	$124,933
Accounts receivable, net of allowance for doubtful accounts of $905 and $876, respectively	108,127	93,523
Inventories	109,604	82,351
Prepaid expenses	11,836	19,027
Other current assets	13,980	7,737
Total current assets	381,016	327,571
Property and equipment, net of accumulated depreciation and amortization of $58,658 and $54,384, respectively	81,909	45,243
Operating lease assets	21,314	15,454
Deferred tax assets, net	4,917	4,552
Intangible assets, net	126,411	107,544
Goodwill	174,462	148,157
Other assets	4,408	4,192
Total assets	$794,437	$652,713

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$32,004	$29,644
Accrued liabilities	56,531	46,413
Income tax payable	1,268	6,693
Current portion of long-term debt	16,265	11,375
Total current liabilities	106,068	94,125
Long-term debt	298,885	211,830
Long-term operating lease liabilities	15,645	10,733
Deferred tax liabilities	30,306	18,758
Other liabilities	11,073	5,752
Total liabilities	461,977	341,198

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 40,663,844 and 40,607,988 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	4	4
Additional paid-in capital	310,099	306,821
Accumulated other comprehensive income (loss)	2,540	(1,389)
Accumulated earnings	19,817	6,079
Total shareholders’ equity	332,460	311,515
Total liabilities, mezzanine equity and shareholders' equity	$794,437	$652,713

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$157,109	$144,309	$287,215	$282,169
Cost of goods sold	92,860	85,659	166,835	165,891
Gross profit	64,249	58,650	120,380	116,278
Operating expenses
Selling, general and administrative	45,129	38,577	86,882	79,296
Restructuring and transaction costs	3,326	19	4,024	3,106
Related party expense	1,109	101	1,237	1,944
Total operating expenses	49,564	38,697	92,143	84,346
Operating income	14,685	19,953	28,237	31,932
Other expense
Interest expense	(3,590)	(2,003)	(5,821)	(3,640)
Other income (expense), net	6,114	(336)	7,401	(1,780)
Total other expense, net	2,524	(2,339)	1,580	(5,420)
Income before provision for income taxes	17,209	17,614	29,817	26,512
Provision for income taxes	(4,998)	(5,047)	(8,358)	(7,017)
Net income	$12,211	$12,567	$21,459	$19,495

Net income per share:
Basic	$0.30	$0.31	$0.53	$0.50
Diluted	$0.30	$0.31	$0.52	$0.49
Weighted average shares outstanding:
Basic	40,661,955	40,606,825	40,640,433	39,276,700
Diluted	40,941,790	40,855,185	40,960,025	39,701,754

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash Flows From Operating Activities:
Net income	$21,459	$19,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,532	8,562
Amortization of original issue discount and debt issue costs	829	502
Amortization of inventory step-up	356	2,310
Deferred income taxes	266	(1,915)
Stock-based compensation	4,393	4,151
Remeasurement of contingent consideration	857	509
Provision for losses on accounts receivable	40	769
Unrealized foreign exchange transaction (gain) loss	(3,492)	971
Other loss	152	251
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	10,365	(3,387)
Inventories	(11,304)	2,355
Prepaid expenses and other assets	3,375	705
Accounts payable and other liabilities	(15,849)	(21,998)
Net cash provided by operating activities	19,979	13,280
Cash Flows From Investing Activities:
Purchase of property and equipment	(2,733)	(3,365)
Proceeds from disposition of property and equipment	6	49
Business acquisitions, net of cash acquired	(89,590)	(141,813)
Net cash used in investing activities	(92,317)	(145,129)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	—	5,500
Principal payments on revolving credit facilities	—	(5,500)
Proceeds from term loans	97,500	80,000
Principal payments on term loans	(5,689)	(6,065)
Principal payments on insurance premium financing	—	(2,187)
Payments for debt issuance costs	—	(844)
Taxes paid in connection with employee stock transactions	(1,185)	(5,311)
Proceeds from secondary offering, net of underwriter discounts	—	91,776
Deferred offering costs	—	(683)
Dividends distributed	(7,721)	(6,842)
Other	38	37
Net cash provided by financing activities	82,943	149,881
Effect of foreign exchange rates on cash and cash equivalents	1,931	180
Change in cash and cash equivalents	12,536	18,212
Cash and cash equivalents, beginning of period	124,933	87,691
Cash and cash equivalents, end of period	$137,469	$105,903
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$16,937	$21,605
Cash paid for interest	$8,202	$6,458
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$259	$58

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2025
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$140,135	$25,508	$(8,534)	$157,109
Cost of goods sold	81,702	19,609	(8,451)	92,860
Gross profit	$58,433	$5,899	$(83)	$64,249

	Three Months Ended June 30, 2024
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$128,433	$25,588	$(9,712)	$144,309
Cost of goods sold	75,621	19,723	(9,685)	85,659
Gross profit	$52,812	$5,865	$(27)	$58,650

	Six Months Ended June 30, 2025
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$252,870	$53,370	$(19,025)	$287,215
Cost of goods sold	144,327	41,450	(18,942)	166,835
Gross profit	$108,543	$11,920	$(83)	$120,380

	Six Months Ended June 30, 2024
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$247,218	$53,779	$(18,828)	$282,169
Cost of goods sold	143,385	41,280	(18,774)	165,891
Gross profit	$103,833	$12,499	$(54)	$116,278

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Six Months Ended		Last Twelve
	December 31,	June 30,		June 30,		Months
	2024	2025	2024	2025	2024	June 30, 2025
Net income	$36,133	$12,211	$12,567	$21,459	$19,495	$38,097
Add back:
Depreciation and amortization	16,420	4,676	4,620	8,532	8,562	16,390
Interest expense	7,822	3,590	2,003	5,821	3,640	10,003
Provision for income taxes	18,085	4,998	5,047	8,358	7,017	19,426
EBITDA	$78,460	$25,475	$24,237	$44,170	$38,714	$83,916
Add back:
Restructuring and transaction costs(1)	7,757	4,326	19	5,024	4,856	7,925
Other expense (income), net(2)	4,721	(6,114)	336	(7,401)	1,780	(4,460)
Stock-based compensation expense(3)	8,369	2,425	2,084	4,393	4,151	8,611
Stock-based compensation payroll tax expense(4)	441	—	48	92	441	92
LTIP bonus(5)	49	—	(1)	—	49	—
Amortization of inventory step-up(6)	3,858	356	1,541	356	2,310	1,904
Contingent consideration expense(7)	1,185	526	58	857	509	1,533
Adjusted EBITDA	$104,840	$26,994	$28,322	$47,491	$52,810	$99,521
Adjusted EBITDA margin(8)	18.5%	17.2%	19.6%	16.5%	18.7%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statements of operations, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.0 million fee paid to Kanders & Company, Inc. for services related to the acquisition of Zircaloy for the three and six months ended June 30, 2025 and a $1.8 million fee paid to Kanders & Company, Inc. for services related to the acquisition of Alpha Safety for the six months ended June 30, 2024, which are included in related party expense in the Company’s condensed consolidated statements of operations.
(2)	Reflects the “Other income (expense), net” line item on our condensed consolidated statements of operations and primarily includes transaction gains and losses due to fluctuations in foreign currency exchange rates.
(3)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(4)	Reflects payroll taxes associated with vested stock-based compensation awards.
(5)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(6)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(7)	Reflects contingent consideration expense related to the acquisition of ICOR.
(8)	Reflects Adjusted EBITDA / Net sales for the relevant periods.